UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2019

Regional Health Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	81-5166048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

454 Satellite Boulevard, NW

Suite 100

Suwanee, Georgia 30024

(Address of Principal Executive Offices, and Zip Code)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	RHE	NYSE American
10.875% Series A Cumulative Redeemable Preferred Stock, no par value	RHE-PA	NYSE American

Item 1.01	Entry into a Material Definitive Agreement.

Regional Health Properties, Inc. (“Regional”) and a wholly owned subsidiary of Regional (“Borrower” and, together with Regional, the “Company”) entered into the Eighth Amendment to Loan and Security Agreement, Fourth Amendment to Promissory Note and Reservation of Rights, dated April 30, 2019 (the “Amendment”), with Congressional Bank, a Maryland chartered commercial bank (“Lender”).

Borrower and Lender are parties to that certain Loan and Security Agreement dated as of September 27, 2013 (as amended from time to time, the “Loan Agreement”), pursuant to which Lender made to Borrower a term loan in the aggregate principal amount of $5.0 million (the “Loan”), as evidenced by that certain Promissory Note dated as of September 27, 2013 by Borrower payable to Lender (as amended from time to time, the “Note”). Regional is a guarantor of Borrower’s obligations under the Loan Agreement and the Note. The Loan is secured by a mortgage on the Company’s 118-bed skilled nursing facility located in Oklahoma City, Oklahoma known as the Quail Creek Nursing & Rehabilitation Center (the “Quail Creek Facility”).  On March 31, 2019, the principal balance on the Note was $4.0 million.

As previously disclosed, on April 15, 2019, certain wholly owned subsidiaries of Regional (“Seller”) entered into a Purchase and Sale Agreement (the “PSA”) pursuant to which Seller agreed to sell four (4) skilled nursing facilities owned by Seller, including the Quail Creek Facility, subject to the terms and conditions set forth in the PSA. The PSA is described in the Company’s Current Report on Form 8-K filed on April 18, 2019, which description is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Pursuant to the Amendment, the Company and Lender agreed to amend certain provisions of the Loan Agreement and the Note.  Such amendments, among other things, extend the maturity date of the Loan from April 30, 2019 to June 30, 2019 (the “Maturity Date”), subject to an extension option. Borrower may extend the Maturity Date (the “Extension Option”) from June 30, 2019 to July 31, 2019 upon Borrower’s satisfaction of the following conditions: (i) Borrower shall have delivered to Lender written notice of its intent to exercise the Extension Option no earlier than forty-five (45) days and no later than thirty (30) days prior to the Maturity Date; (ii) no default or event of default shall have occurred and be continuing; (iii) the closing under the PSA shall have been extended and the PSA shall otherwise still be in full force and effect (including with respect to the Quail Creek Facility); (iv) Lender shall have received such additional information or costs as Lender may request; and (v) Lender shall have approved such extension in its commercially reasonable discretion.  The Amendment also provides that the termination of the PSA will constitute an immediate event of default under the Loan Agreement.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 1, 2019	REGIONAL HEALTH PROPERTIES, INC.

/s/ Brent Morrison
Brent Morrison
Chief Executive Officer and President

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